Exhibit (c)(3)
DRAFT — CONFIDENTIAL 1_A&M_PowerBar_TR DRAFT DISCUSSION MATERIALS SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS MEADOW VALLEY CORPORATION APRIL 7, 2008 AMlogo_Blue_CF

Table of Contents Page MVCO Sum of the Parts Analysis 3 Historic Share Price Performance 6 Comparable Company and Transaction Analyses 13 Historic Valuation vs. Peers 18 Description and Analysis of MVCI Expanded Peer Group 23 Description and Analysis of RMX Expanded Peer Group 26

MVCO Sum of the Parts Analysis

DRAFT - CONFIDENTIAL

MVCO Enterprise Valuation

MVCO Enterprise Value

($ in millions)

MVCO Share Price (April 7, 2008)	$9.97
Shares Outstanding (Fully Diluted)	5.3
Total Equity Value	$52.7
Total Existing Debt	16.5
Cash (Including Restricted Cash)	(28.5)
Minority Interest (BV)	12.8
Total Enterprise Value (BV of RMX Min Int)	$53.5
Market Value Adjustment to Minority Interest [1]	(5.7)
Illustrative Required Cash Adjustment [2]	10.7
Adjusted Total Enterprise Value	$58.5
TEV / 2007 Adjusted EBITDA	*3.4x*
Adjusted TEV / 2007 Adjusted EBITDA	*3.7x*
TEV / 2007 Reported EBITDA	*4.1x*
Adjusted TEV / 2007 Reported EBITDA	*4.5x*
PE - Reported Earnings	*13.0x*
PE - Adjusted Earnings	*10.2x*

2007 Adjusted EBITDA & Net Income Calculation

($ in millions)

EBITDA

MVCI	2007
MVCI Reported EBITDA	$6.8
Interest Expense Included in COGS [3]	0.4
One-Time Charges [4]	1.0
Apex Testing Corp [5]	0.6
MVCI Adjusted EBITDA	$8.8

RMX	2007
RMX Reported EBITDA	$6.2
Interest Expense Included in COGS [3]	0.7
One-Time Charges [4]	0.1
RMX Adjusted EBITDA	$7.1

MVCO Reported EBITDA	$13.1
MVCO Adjusted EBITDA	15.9

NET INCOME

MVCI	2007
MVCI Reported Net Income	$3.4
After Tax One-Time Charges [4]	0.7
Apex Testing Corp [5]	0.4
MVCI Adjusted Net Income	$4.4

RMX	2007
RMX Reported Net Income	$1.4
After Tax One-Time Charges [4]	0.1
RMX Adjusted Net Income	$1.4
Minority Interest	*($0.7)*

MVCO Reported Net Income	$4.1
MVCO Adjusted Net Income	5.2

[1] Represents the difference of $12.8M book value and $7.2M market value of Minority Interest
[2] Reflects balance as of 12/31/2007 Billings in Excess of Cost on Uncompleted Projects, Net
[3] Reflects add-back for interest expense reported as COGS (such amount reported above Operating Income line)
[4] Adjustment for one-time charges related to re-acquisition of RMX shares
[5] Adjustment for negative EBITDA & Net Loss for Apex Test. Corp. which is expected to be excluded from trx

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DRAFT - CONFIDENTIAL

Sum of the Parts Analysis

MVCI Enterprise Value

($ in millions)

MVCO Share Price (April 7, 2008)	$9.97
Shares Outstanding (Fully Diluted)	5.3
Total Equity Value	$52.7
Adjustment for Minority Interest (MV)	7.2
Total Equity Value MVCI & RMX	$59.8
Less: RMX Equity Value	(23.4)
Less: Control Premium RMX Equity Value [6]	(4.1)
Equity Value of MVCI	$32.4
Implied MVCI Share Price	$6.13
Shares Outstanding (Fully Diluted)	5.3
Equity Value of MVCI	$32.4
MVCI Total Existing Debt	6.6
MVCI Cash (Including Restricted Cash)	(19.3)
Total Enterprise Value	$19.7
Illustrative Required Cash Adjustment [2]	10.7
Adjusted Total Enterprise Value	$30.4
TEV / 2007 Adjusted EBITDA	*2.2x*
Adjusted TEV / 2007 Adjusted EBITDA	*3.4x*
TEV / 2007 Reported EBITDA	*2.9x*
Adjusted TEV / 2007 Reported EBITDA	*4.5x*
P / E - Reported Earnings	*9.6x*
P / E - Adjusted Earnings	*7.3x*
Implied Price to Book Value	*1.8x*

[2] Reflects balance as of 12/31/2007 Billings in Excess of Cost on Uncompleted Projects, Net
[6] Value of MVCO interest in RMX increased to reflect 25% control premium above value implied based on RMX minority interest trading price

RMX Enterprise Value

($ in millions)

No Control Premium	
RMX Share Price (April 7, 2008)	$6.14
Shares Outstanding (Fully Diluted)	3.8
Total Equity Value	$23.4
Total Existing Debt	9.8
Cash (Including Restricted Cash)	(9.2)
Total Enterprise Value	$24.1
TEV / 2007 Adjusted EBITDA	*3.4x*
TEV / 2007 Reported EBITDA	*3.9x*
P / E - Reported Earnings	*17.3x*
P / E - Adjusted Earnings	*16.4x*
Reported Price to Book Value	*0.8x*
Control Premium	
RMX Share Price (April 7, 2008)	$6.14
Assumed Control Premium	25%
Control Premium Share Price	$7.68
MVCO Owned Shares of RMX	2.6
MVCO Own Value of RMX (Control Premium)	$20.3
Min Int Value	7.2
RMX Equity Value (Control Premium)	$27.4
Total Existing Debt	9.8
Cash (Including Restricted Cash)	(9.2)
Total Enterprise Value (Control Premium)	$28.1
TEV / 2007 Adjusted EBITDA	*4.0x*
TEV / 2007 Reported EBITDA	*4.5x*
P / E - Reported Earnings (Control Premium)	*21.6x*
P / E - Adjusted Earnings (Control Premium)	*20.5x*
Implied Price to Book Value	*1.0x*
Value of MVCO Control Premium	$4.1

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Historic Share Price Performance

DRAFT - CONFIDENTIAL

MVCO Historical Share Price Performance

MVCO Share Price Over Last 5 Years

As of April 7, 2008


$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Apr-03
Oct-03
Apr-04
Oct-04
Apr-05
Oct-05
Apr-06
Oct-06
Apr-07
Oct-07
Apr-08
MVCO Share Price as of 4/7/08 $9.97
MVCO

MVCO Share Performance

As of April 7, 2008

Calendar Period	Volume Weighted Price [1]	Trading Range High	Trading Range Low	MVCO Total Return [2]	Russell Microcap Total Return [3]
1 Month	$9.7	$10.5	$8.2	4.9%	5.5%
3 Month	$10.2	$12.5	$8.2	(19.1%)	(4.8%)
6 Month	$11.5	$13.5	$8.2	(16.7%)	(20.2%)
1 Year	$12.3	$14.1	$8.2	(23.8%)	(19.1%)
3 Years	$10.9	$15.6	$4.6	46.4%	2.1%
5 Years	$9.5	$15.6	$1.1	685.0%	13.4%

[1] Since start of period
[2] Total return is calculated using share price as of 4/7/08 and share price at beginning of calendar period
[3] Russell Microcap Index includes 1,000 U.S. stocks with a median market capitalization is $183 million

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Historic MVCO Share Performance Compared to Sterling Construction & U.S. Concrete 25% 50% 75% 100% 125% 150% Apr-06Jul-06Oct-06Jan-07Apr-07Jul-07Oct-07Jan-08MVCOSterling Construction & U.S. Concrete Share Price Performance Over Last 2 Years MVCO Share Price as of 4/10/06 = $11.68 MVCO Share Price as of 4/7/08 = $9.97 MVCO 2-Year Share Performance (14.6%) Sterling / U.S. Concrete 2-Year Share Performance (46.3%) Apr-08

Historic MVCO Share Performance Compared to Expanded Peer Group[1] 25% 50% 75% 100% 125% 150% Apr-06Jul-06Oct-06Jan-07Apr-07Jul-07Oct-07Jan-08MVCOPeers [1] [1] Expanded Peer group average includes: STRL, RMIX, GVA, PCR Share Price Performance Over the Last 2 Years MVCO 2-Year Share Performance (14.6%) MVCO Share Price as of 4/10/06 = $11.68 MVCO Share Price as of 4/7/08 = $9.97 Expanded Peer Group 2-Year Share Performance (21.0%) Apr-08

DRAFT - CONFIDENTIAL

RMX Share Price Performance

RMX Share Price Since IPO (Q3 2005)

As of April 7, 2008


$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Aug-05
Feb-06
Aug-06
Feb-07
Aug-07
Feb-08
RMX Share Price as of 4/7/08 $6.14
RMX

Share Price Performance

As of April 7, 2008

Calendar Period	Volume Weighted Price [1]	Trading Range		RMX Total Return[2]	Russell Microcap Total Return [2]
		High	Low		
1 Month	$5.7	$6.2	$5.3	13.7%	5.5%
3 Month	$5.7	$6.7	$5.1	(6.3%)	(4.8%)
6 Month	$7.2	$12.4	$5.1	(50.5%)	(20.2%)
1 Year	$10.3	$13.9	$5.1	(49.0%)	(19.1%)
2 Years	$11.2	$15.6	$5.1	(60.2%)	2.1%
Since IPO	$13.7	$17.1	$5.1	(49.3%)	13.4%

[1] Since start of period
[2] Total return is calculated using share price as of 4/7/08 and share price at beginning of calendar period
[3] Russell Microcap Index includes 1,000 U.S. stocks with a median market capitalization is $183 million

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Historic RMX Share Performance Compared to U.S. Concrete 0% 20% 40% 60% 80% 100% 120% Apr-06Jun-06Aug-06Oct-06Dec-06Feb-07Apr-07Jun-07Aug-07Oct-07Dec-07Feb-08RMXU.S. Concrete Share Price Performance Over the Last 2 Years U.S. Concrete 2-Year Share Performance (71.6%) RMX 2-Year Share Performance (60.1%) Apr-08 RMX Share Price as of 4/10/06 = $15.39 RMX Share Price as of 4/7/08 = $6.14

Historic RMX Share Performance Compared to Expanded Peer Group[1] [2] 0% 20% 40% 60% 80% 100% 120% 140% Apr-06Jun-06Aug-06Oct-06Dec-06Feb-07Apr-07Jun-07Aug-07Oct-07Dec-07Feb-08RMXPeers [1] [1] Expanded Peer group average includes: CUO, EXP, MLM, MDU, MCEM, TXI, RMIX and VMC. [2] TXI is included beginning in Q3-2006 due to Chaparral Steel spin-off. Share Price Performance Over the Last 2 Years RMX 2-Year Share Performance (60.1%) Expanded Peer Group 2-Year Share Performance (13.4%) Apr-08 RMX Share Price as of 4/10/06 = $15.39 RMX Share Price as of 4/7/08 = $6.14

Comparable Company and Transaction Analyses

DRAFT - CONFIDENTIAL

MVCI Comparable Company Analysis

MVCI Comparable Company Analysis

($ in millions except for per share data)

As of April 7, 2008	Transportation % of Revenue	Market Cap	TEV	TEV / LTM Revenue	TEV / LTM EBITDA	LTM P / E	TEV / Forward Revenue	TEV / Forward EBITDA	Forward P / E	Price / BV [2]
Fluor (NYSE:FLR)	3%	13,545.0	12,155.5	0.7x	16.1x	26.1x	0.6x	12.8x	27.1x	6.0x
Granite Construction (NYSE:GVA)	64%	1,347.0	1,203.0	0.4x	4.8x	12.8x	0.5x	4.7x	12.1x	1.9x
Jacobs Engineering Group (NYSE:JEC)	15%	9,797.2	9,435.5	1.1x	17.2x	30.6x	0.8x	13.7x	24.8x	4.9x
Perini (NYSE:PCR)	8%	1,087.5	640.7	0.1x	4.3x	11.3x	0.1x	3.9x	10.7x	2.9x
Sterling Construction (NasdaqNM:STRL) [1]	95%	263.7	255.1	0.7x	6.3x	13.4x	0.6x	6.1x	13.6x	1.9x
URS / Washington Group (NYSE:URS)	33%	3,103.1	4,194.1	0.8x	13.3x	15.8x	0.4x	7.5x	15.2x	0.9x
			High	1.1x	17.2x	30.6x	0.8x	13.7x	27.1x	6.0x
			Low	0.1x	4.3x	11.3x	0.1x	3.9x	10.7x	0.9x
			Mean	0.6x	10.3x	18.3x	0.5x	8.1x	17.3x	3.1x
			Median	0.7x	9.8x	14.6x	0.5x	6.8x	14.4x	2.4x
			Adj. Mean [3]	0.6x	5.5x	13.1x	0.5x	5.4x	12.9x	1.9x

Source: Capital IQ, Engineering News Record

[1] STRL LTM Multiples adjusted for RHB acquisition (10/31/07) to include 10 months of estimated sustainable revenue, net income and EBITDA of $48.7, $10.0 and $5.2, respectively

[2] Represents Stock Price Per Share relative to Book Value per Share

[3] Represents average of GVA and STRL only

Source: Capital IQ

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DRAFT - CONFIDENTIAL

MVCI Comparable Transaction: Sterling Acquisition of Road & Highway Builders

STRL Acquisition of Road & Highway Builders "RHB"

- Transaction Close Date: October 31, 2007
- Purchase Price
  - 4.8X TEV / Adjusted EBITDA
- Road & Highway Builders Profile:
  - Headquarters: Reno, Nevada
  - Heavy Civil Construction: Roads & Highways
  - Projects throughout Nevada & Long Term Aggregates Quarry Lease Near Carson City
  - Previous Ownership: 50% Fisher Sand & Gravel / 50% Rich Buenting, CEO of RBH
- Sterling Disclosed Rationale for Acquisition:
  - "Expand into attractive western market with solid long-term growth prospects in NV and adjacent markets"
  - "Expands service lines into aggregates and asphalt paving materials"
  - "Immediately accretive to earnings per share"

STRL Purchase Consideration Summary

($ in millions)

STRL Purchase Consideration	91.7%	$53.1
RHB CEO Retained Equity	8.3%	4.8
Total Equity Value		$57.9
RHB Existing Debt		0.0
RHB Cash		0.0
Total Enterprise Value		$57.9
TEV / Adjusted EBITDA		4.8x
TEV / Revenue		1.0x
2010 Put / Call Option[1]		6.0x

	LTM 6/30/2007
EBITDA	$14.7
STRL Adj. to Determine Sustainable EBITDA	(2.7)
Adjusted EBITDA	$12.0
Revenues	$58.5

[1] Deal provides 2010 Put Option to STRL or Call Option by STRL of the 8.3% minority interest. EBITDA is calculated via simple average of 2008-2010 EBITDA

Source: STRL Investor Conference Call 11/1/07

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DRAFT - CONFIDENTIAL

RMX Comparable Company Analysis

RMX Comparable Company Analysis

($ in millions except for per share data)

As of April 7, 2008	Market Cap	TEV	TEV / LTM Revenue	TEV / LTM EBITDA	LTM P / E	TEV / Forward Revenue	TEV / Forward EBITDA	Forward P / E	Price / BV [2]
Global Building Materials / Aggregates / Ready-Mix Concrete Companies									
Lafarge (ENXTPA:LG)	$30,579.3	$45,687.4	1.7x	7.0x	10.4x	1.5x	5.7x	10.5x	1.8x
CRH / Old Castle Materials (ISE:CRG)	21,080.3	29,318.9	0.9x	6.3x	9.6x	0.8x	6.3x	9.4x	1.7x
Cemex / Rinker (NYSE:CX)	20,544.5	40,750.7	1.8x	9.2x	8.2x	1.7x	7.7x	10.9x	1.3x
HeidelbergCement / Hanson (DB:HEI)	21,614.4	45,533.1	2.7x	12.4x	6.4x	NA	NA	NA	1.9x
Holcim Ltd. / Aggregate Industries (VIRTX:HOLN)	28,259.5	44,044.0	1.7x	6.2x	7.4x	NA	NA	NA	1.5x
		High	2.7x	12.4x	10.4x	1.7x	7.7x	10.9x	1.9x
		Low	0.9x	6.2x	6.4x	0.8x	5.7x	9.4x	1.3x
		Mean	1.7x	8.2x	8.4x	1.3x	6.6x	10.3x	1.6x
		Median	1.7x	7.0x	8.2x	1.5x	6.3x	10.5x	1.7x
Domestic Building Materials / Aggreagates / Ready-Mix Concrete Companies									
Vulcan / Florida Rock (NYSE:VMC)	$7,616.8	$11,238.8	3.4x	12.1x	15.5x	2.6x	8.5x	15.2x	2.0x
Martin Marietta Materials (NYSE:MLM)	4,526.4	5,637.0	2.6x	9.9x	18.1x	2.6x	9.1x	17.0x	4.8x
Texas Industries Inc. (NYSE:TXI)	1,739.4	2,074.4	2.0x	11.7x	19.2x	1.8x	NA	14.4x	2.2x
US Concrete Inc. (NasdaqNM:RMIX) [1]	156.1	453.9	0.6x	6.3x	12.2x	0.6x	6.1x	17.3x	0.8x
MDU Resources Group Inc. (NYSE:MDU)	4,883.6	6,011.4	1.4x	6.8x	11.3x	1.3x	6.2x	13.6x	1.9x
Eagle Materials (NYSE:EXP)	1,558.5	1,892.7	2.4x	7.6x	12.8x	2.5x	9.2x	17.8x	3.6x
Monarch Cement (OTCBB:MCEM)	120.8	137.3	0.9x	4.4x	7.9x	NA	NA	NA	1.2x
Continental Materials (AMEX:CUO)	38.3	55.7	0.3x	14.0x	NA	NA	NA	NA	0.7x
		High	3.4x	14.0x	19.2x	2.6x	9.2x	17.8x	4.8x
		Low	0.3x	4.4x	7.9x	0.6x	6.1x	13.6x	0.7x
		Mean	1.7x	9.1x	13.9x	1.9x	7.8x	15.9x	2.2x
		Median	1.7x	8.7x	12.8x	2.2x	8.5x	16.1x	2.0x
		Adj Mean [3]	0.8x	5.4x	10.1x	0.6x	6.1x	17.3x	1.0x
International and Domestic Building Materials / Aggreagates / Ready-Mix Concrete Companies									
		High	3.4x	14.0x	19.2x	2.6x	9.2x	17.8x	4.8x
		Low	0.3x	4.4x	6.4x	0.6x	5.7x	9.4x	0.7x
		Mean	1.7x	8.8x	11.6x	1.7x	7.4x	14.0x	2.0x
		Median	1.7x	7.6x	10.8x	1.7x	7.0x	14.4x	1.8x

[1] US Concrete LTM P / E adjusted to exclude goodwill impairment charge of $82.2M resulting in adjusted earnings of $.32 per share versus a GAAP reported loss of ($1.67) per share

[2] Represents Stock Price Per Share relative to Book Value per Share

[3] Represents average of RMIX and MCEM only

Source: Capital IQ

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DRAFT - CONFIDENTIAL

RMX Comparable Transactions

RMX Comparable Transaction Analysis

($ in millions)

Announce Date	Acquiror	Target	TEV	TEV / LTM EBITDA
Domestic Targets				
Mar-07	Titan Cement Co.	S&W Ready Mix Concrete Co.	$235	4.9x
Feb-07	Vulcan Materials Co.	Florida Rock Industries, Inc.	4,128	10.1x
May-06	General Shale Brick, Inc.	Robinson Brick Co.	88	6.3x
Mar-06	Cementos Argos S.A.	Ready Mix Concrete Co	435	7.6x
Mar-06	Hanson PLC	Material Service Corporation (GD Sub.)	300	7.5x
Nov-04	Audax Private Equity Fund, L..P.	Ready Mix Concrete Co.	210	7.5x
			High	10.1x
			Low	4.9x
			Mean	7.3x
			Median	7.5x
			Adjusted Mean [1]	6.8x
International Targets				
Oct-06	Cemex SAB de CV	Rinker Group Ltd.	$13,897	10.1x
Sep-04	Cemex SAB de CV	RMC Group PLC	5,771	6.5x
May-06	LaFarge S.A.	Lafarge N.A. (47% public minority)	6,962	8.3x
Jul-05	Spohn Cement GmbH	HeidelbergCement AG (78% minority)	12,711	8.1x
Jan-05	Holcim Ltd.	Aggregate Industries Ltd.	4,659	9.3x
Feb-07	Holcim Ltd.	St. Lawrence Cement	2,120	11.3x
			High	11.3x
			Low	6.5x
			Mean	8.9x
			Median	8.8x

[1] Vulcan Materials acquisition of Florida Rock Industries excluded from Adjusted Mean

Source: Capital IQ, MergerStat and Securities Data Corporation

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Historical Valuation vs. Peers

DRAFT - CONFIDENTIAL

Historic MVCO Enterprise Value Multiple Compared to Sterling Construction & U.S. Concrete [1] [2]

Historic Average TEV / LTM EBITDA Multiple


As of April 7, 2008
8.7x
13.7x
6.2x
9.6x
5.5x
13.2x
5.1x
10.5x
4.5x
7.3x
4.5x
8.5x
5.4x
7.8x
6.2x
8.6x
5.1x
8.2x
5.3x
6.2x
3.4x
5.8x
4.1x
6.4x
Q3-2005
Q4-2005
Q1-2006
Q2-2006
Q3-2006
Q4-2006
Q1-2007
Q2-2007
Q3-2007
Q4-2007
Q1-2008
Present
MVCO
Sterling Construction & U.S. Concrete
Current Discount
2.3x TEV / LTM EBITDA
Average Historic Discount
3.5x TEV / LTM EBITDA

Q3 2005 to Present

	MVCO	Sterling Construction	U.S. Concrete	Modified Peer Group	MVCO vs. Peer Group %	MVCO vs. Peer Group Value
High	8.7x	17.4x	14.7x	13.7x	(36.9%)	(5.1x)
Low	3.4x	5.8x	5.8x	6.1x	(43.6%)	(2.7x)
Average	5.3x	9.2x	8.5x	8.8x	(39.7%)	(3.5x)
Median	5.2x	8.6x	8.2x	8.3x	(37.5%)	(3.1x)

Source: CapitalIQ
[1] STRL LTM EBITDA has been adjusted in Q4-2007 through present to include annual sustainable EBITDA of $12M from acquisition of RHB on 10/31/07
[2] MVCO LTM EBITDA represents reported amounts and has not been adjusted

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DRAFT - CONFIDENTIAL

Historic MVCO Enterprise Value Multiple Compared to Expanded Peer Group[1] [2] [3] [4]

Historic Average TEV / LTM EBITDA Multiple


As of April 7, 2008
8.7x
11.5x
6.2x
9.9x
5.5x
13.6x
5.1x
10.4x
4.5x
8.9x
4.5x
10.2x
5.4x
9.6x
6.2x
11.7x
5.1x
9.1x
5.3x
5.9x
3.4x
5.3x
4.1x
5.5x
Q3-2005
Q4-2005
Q1-2006
Q2-2006
Q3-2006
Q4-2006
Q1-2007
Q2-2007
Q3-2007
Q4-2007
Q1-2008
Present
MVCO
Expanded Peer Group Average [1]

Current Discount
1.4x TEV / LTM EBITDA

Average Historic Discount
4.0x TEV / LTM EBITDA

Q3 2005 to Present

	MVCO	Sterling Construction	U.S. Concrete	Perini Corporation	Granite Construction	Average of Peer Group	MVCO vs. Peer Group %	MVCO vs. Peer Group Value
High	8.7x	17.4x	14.7x	18.5x	14.9x	13.6x	(36.1%)	(4.9x)
Low	3.4x	5.8x	5.8x	4.3x	4.8x	5.3x	(35.3%)	(1.9x)
Average	5.3x	9.2x	8.5x	10.5x	9.0x	9.3x	(42.7%)	(4.0x)
Median	5.2x	8.6x	8.2x	11.0x	9.0x	9.7x	(46.5%)	(4.5x)

Source: CapitalIQ
[1] Expanded Peer group average includes: STRL, RMIX, GVA, PCR
[2] PCR LTM EBITDA has been adjusted in Q1-06 through Q4-06 to include a one-time after tax charge of $24.9M resulting from an adverse judgment related to litigation
[3] STRL LTM EBITDA has been adjusted in Q4-2007 through present to include annual sustainable EBITDA of $12M from acquisition of RHB on 10/31/07
[4] MVCO LTM EBITDA represents reported amounts and has not been adjusted

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Historic Ready Mix Enterprise Value Multiple Compared to U.S. Concrete [1] 10.1x7.9x8.0x7.6x5.4x5.2x5.9x6.3x6.4x5.3x3.6x4.1x9.7x9.3x12.7x11.8x7.1x7.3x8.4x8.5x8.0x6.4x6.0x6.4xQ 3-2005Q4-2005Q1-2006Q2-2006Q3-2006Q4-2006Q1-2007Q2-2007Q3-2007Q4-2007Q1-2008PresentReady Mix, Inc.U.S. Concrete, Inc Average Historic Discount 2.2x TEV / LTM EBITDA Current Discount 2.3x TEV / LTM EBITDA Source: CapitalIQ. [1] RMX LTM EBITDA represents reported amounts and has not been adjusted RMX Average Since Q3-2005 (IPO) 6.3x TEV / LTM EBITDA Historic Average TEV / LTM EBITDA Multiple As of April 7, 2008 RMIX Average 8.5x TEV / LTM EBITDA

DRAFT - CONFIDENTIAL

Historic Ready Mix Enterprise Value Multiple Compared to Expanded Peer Group[1] [2] [3] [4]

Historic Average TEV / LTM EBITDA Multiple


As of April 7, 2008
10.1x
9.9x
7.9x
9.3x
8.0x
9.8x
7.6x
9.8x
5.4x
7.6x
5.2x
7.9x
5.9x
9.1x
6.3x
9.9x
6.4x
9.3x
5.3x
8.9x
3.6x
8.6x
3.9x
9.2x
Q3-2005
Q4-2005
Q1-2006
Q2-2006
Q3-2006
Q4-2006
Q1-2007
Q2-2007
Q3-2007
Q4-2007
Q1-2008
Present
RMX
Expanded Peer Group Average [1]

Current Discount
5.3x TEV / LTM EBITDA

Average **Historic Discount**
2.8x TEV / LTM EBITDA

RMX Average **Since Q3-2005 (IPO)**
6.3x TEV / LTM EBITDA

Expanded Peer Group Average
9.1x TEV / LTM EBITDA

Source: CapitalIQ.
[1] Expanded Peer group average includes: CUO, EXP, FRK, MLM, MDU, MCEM, TXI, RMIX and VMC.
[2] FRK is included through Q3-2007 due to closing of acquisition by Vulcan Materials. From time period of announcement of Vulcan Materials acquisition through close (Q1-2007 to Q3-2007) closing transaction TEV / LTM EBITDA multiple (11.1x) is used.
[3] TXI is included beginning in Q3-2006 due to Chaparral Steel spin-off.
[4] RMX LTM EBITDA represents reported amounts and has not been adjusted

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Description and Analysis of MVCI Expanded Peer Group

DRAFT – CONFIDENTIAL

MVCI Peer Group – Business Descriptions

Sterling Construction Company Inc.

- HQ: Houston, Texas
- Employees: 1,200
- Market Cap: $262.1 million (4/7/08)
- LTM Revenues: $306.2 million
- LTM EBITDA: $30.6 million
- LTM Adjusted EBITDA: $40.6 million (includes $10 million adjustment for RHB Acquisition)
- Total Enterprise Value: $255.1
- TEV / LTM Adjusted EBITDA: 6.3x
- Business Description:
  - STRL (NasdaqNM) Sterling Construction Company, Inc., through its subsidiaries, engages in the construction and reconstruction of transportation and water infrastructure in the United States.
  - The company's transportation infrastructure projects include highways, roads, bridges and light rail, and its water infrastructure projects include water, wastewater and storm drainage systems. The company provides general contracting services primarily to public sector clients utilizing its own employees and equipment for activities including excavating, paving, pipe installation and concrete placement.
  - The company purchases the necessary materials for its contracts, the Company performs majority of work required by its contracts with its own crews and generally engage subcontractors for ancillary services.
  - Customers: The company's contracts are for public sector customers, including TXDOT, county and municipal public works departments, the Metropolitan Transit Authority of Harris County, Texas, or Metro, regional transit authorities, port authorities, school districts and municipal utility districts. The company's major customers include TXDOT, the City of Houston and Harris County.
  - History: Sterling Construction Co., Inc. was founded in 1954.

Source: CapitalIQ

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DRAFT – CONFIDENTIAL

MVCI Peer Group – Business Descriptions

GRANITE

- HQ: Watsonville, California
- Employees: 4,200
- Market Cap: $1,347 million (4/7/08)
- LTM Revenues: $2,737 million
- LTM EBITDA: $246.7 million
- Business Description: GVA (NYSE) Granite Construction Incorporated, together with its subsidiaries, operates as a heavy civil contractor and a construction materials producer for public and private sector clients in the United States. The company operates through two segments, Granite West and Granite East. The Granite West segment's public sector projects include construction and improvement of streets, roads, highways, and bridges. Its private sector contracts include site preparation for housing and commercial development, including excavation, grading, and street paving, as well as installation of curbs, gutters, sidewalks, and underground utilities. This segment's customers include departments of transportation of other states, county and city public works departments, and school districts, as well as developers and owners of industrial, commercial, and residential sites. The Granite East segment builds infrastructure projects, such as highways, dams, mass transit facilities, bridges, pipelines, canals, waterway locks and dams, and airport infrastructure. It also engages in the demolition, clearing, earthwork and grading, dewatering, drainage improvements, structural concrete, rail signalization, and concrete and asphalt paving activity. This segment's customers include state departments of transportation, local transit authorities, and federal agencies. In addition, Granite Construction engages in the purchase, development, and sale of real estate projects, as well as in the provision of real estate services.

Perini

- HQ: Framingham, MA
- Employees: 4,100
- Market Cap: $1,087.5 million (4/7/08)
- LTM Revenues: $4,628 million
- LTM EBITDA: $150.2 million
- Business Description: PCR (NYSE) Perini Corporation and its subsidiaries offer general contracting, construction management, and design-build services to private clients and public agencies worldwide. It also offers general contracting; preconstruction planning; and project management services, including planning and scheduling of the manpower, equipment, materials, and subcontractors required for a project. The company operates in three segments: Building, Civil, and Management Services. The Building segment provides services to various markets, including hospitality and gaming, sports and entertainment, educational, transportation, healthcare, biotech, pharmaceutical, and high-tech. The Civil segment specializes in public works construction and the repair, replacement, and reconstruction of infrastructure, primarily in the northeastern and mid-Atlantic United States. This segment also offers contracting services, including construction and rehabilitation of highways, bridges, mass transit systems, and wastewater treatment facilities. The Management Services segment provides construction, design-build, and maintenance services to the U.S. military and government agencies, as well as surety companies and multi-national corporations.

Source: CapitalIQ

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Description and Analysis of RMX Expanded Peer Group

Ready Mix, Inc. (AMEX: RMX) Ready Mix, Inc. manufactures and distributes ready mix concrete in Las Vegas, Nevada and Phoenix, Arizona metropolitan areas. It provides ready mix concrete, sand, and gravel products to concrete subcontractors, prime contractors, homebuilders, commercial and industrial property developers, and homeowners. The company was founded in 1996 and is based in Las Vegas, Nevada. Ready Mix, Inc. is a subsidiary of Meadow Valley Corporation. Geographic Presence 2006 Revenue Break-Out 2006 Operating Income Break-Out 2006 Revenue = $83.6M 2006 EBIT[1] = $6.8M Source: Ready Mix, Inc. 2006 10-K. [1] Operating income reduced for corporate overhead of $4.3M. ($ in millions) ($ in millions)

DRAFT – CONFIDENTIAL

U.S. Concrete Inc. (NASDAQ: RMIX)

U.S. Concrete, Inc. engages in the production and sale of ready-mixed concrete, precast concrete, and concrete-related products in the United States. The company operates in two segments, Ready-Mixed Concrete and Concrete-Related Products, and Western Precast Concrete. The Ready-Mixed Concrete and Concrete-Related Products segment primarily engages in the formulation, preparation and delivery of ready-mixed concrete to the job sites of its customers. This segment also engages in the mining and sale of aggregates; the production, sale, and distribution of precast concrete and concrete masonry; and the resale of building materials. The Western Precast Concrete segment engages principally in the production, distribution and sale of precast concrete products. This segment produces precast concrete structures, such as utility vaults, specialty-engineered structures, curb inlets, retaining and other wall systems, and other precast products.

2006 Revenue[2] Break-Out


($ in millions)
Aggregates $24.6 / 3%
Other $10.1/ 1%
Precast Concrete $84.5 / 11%
Building Materials $27.1 / 3%
Ready Mix Concrete $643.4 / 82%
2006 Revenue[2] = $789.5M

Geographic Presence[1]


NJ
DE
DC
MD

Source: US Concrete 2006 10-K.
[1] Adjusted for dispositions to Old Castle Materials, Inc.
[2] Does not reflect dispositions to Old Castle Materials, Inc. and Michigan JV.

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Corporate Finance

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[UPDATE] Ready Mix vs. U.S. Concrete — Comparison of Financial Scale and Asset Base READY MIX, INC. U.S. CONCRETE, INC. Financial Performance 2006 Revenue: $83.6M up 41% since 2004 2006 Report EBITDA: $8.4M up 49% since 2004 2006 Revenue: $789.5M up 58% since 2004 2006 Adj EBITDA : $87.7M up 114% since 2004 Cubic Yards ~ 1.0M ~ 8.7M Ready-Mix Plants 7 fixed ready-mix plants 0 portable ready-mix plants 138 fixed ready-mix plants 7 portable ready-mix plants Mixer Trucks 184 1,430 Aggregate Facilities 3 facilities 8 facilities 97M tons of proven reserves Concrete Plants None 10 pre-cast concrete plants 3 concrete block plants Markets Served Phoenix, AZ and Las Vegas, NV 11 States + D.C.

DRAFT – CONFIDENTIAL

Continental Materials Corp. (AMEX: CUO)

Continental Materials Corp. manufactures and markets heating, ventilation, and air conditioning (HVAC) products, and construction products in North America. Its HVAC products include gas-fired wall furnaces, console heaters, fan coils, and evaporative coolers. The company's construction products include ready mix concrete, aggregates, and construction supplies. It also fabricates and sells hollow metal doors, door frames, and other hardware. Continental Materials sells its HVAC products through plumbing, heating, and air conditioning wholesale distributors to retail home-centers and other retail outlets, as well as to HVAC installing contractors and equipment manufacturers for commercial applications. It sells construction products primarily to general and sub-contractors, government entities, and individuals through direct sales personnel.

2006 Revenue[2] Break-Out


($ in millions)
HVAC
$52.1 / 33%
Concrete, Aggregate & Con Supplies
$96.9 / 61%
Doors
$9.5 / 6%
2006 Revenue[2] = $158.4M

Geographic Presence[1]


CO

2006 Operating Income[3] Break-Out


($ in millions)
HVAC
$0.4 / 6%
Doors
$0.7 / 10%
Concrete, Aggregate & Con Supplies
$5.7 / 84%
2006 Operating Income Contribution[3] = $6.8M

Source: Continental Materials Corporation 2006 10-K.
[1] Reflects only locations related to the concrete, aggregates and construction supplies segment.
[2] Revenues from external customers.
[3] Operating income prior to allocation of corporate overhead of $3.1M and other income of $0.1M.

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DRAFT – CONFIDENTIAL

Eagle Materials Inc. (NYSE: EXP)

Eagle Materials, Inc. engages in the manufacture, distribution, and sale of gypsum wallboard and cement primarily in the United States. Its products include gypsum wallboard, portland cement, recycled paperboard, and concrete and aggregates. The company's gypsum wallboard operations include mining and extraction of gypsum from the ground; conversion of gypsum into plaster; processing of plaster; and sale of gypsum sheets. It manufactures and sells cement for the construction sector. The company's recycled paperboard operations comprise manufacture of paper products from recycled paper fiber. The company's concrete operations involves in the mixing of cement, sand, gravel, or crushed stone and water to form concrete that is sold to construction contractors. Its construction aggregates consists of the mining, extraction, production, and sale of crushed stone, sand, gravel, and lightweight aggregates, such as expanded clays and shales.

FY2006 Revenue[2] Break-Out

($ in millions)


Other
$4.5 / 0%
Cement
$245.4 / 25%
Concrete &
Aggregates
$97.3 / 10%
Paperboard
$127.5 / 13%
Gypsum
Wallboard
511.6 / 52%

FY2006 Revenue[2] = $986.3M

Geographic Presence[1]


WY
NV
CA
CO
NM
TX
OK
IL
SC

FY2006 Operating Income[3] Break-Out

($ in millions)


Other
$4.5 / 0%
Cement
$245.4 / 25%
Concrete &
Aggregates
$97.3 / 10%
Paperboard
$127.5 / 13%
Gypsum
Wallboard
511.6 / 52%

FY2006 Operating Income Contribution[2] = $213.4M

Source: Texas Industries FY2006 10-K (fiscal year ended March 31, 2007).
[1] Includes Georgetown, SC plant; under construction as of FY2006 10-K publication.
[2] Includes inter-company revenue of $63.9M. JV revenue netted against cement segment.
[3] Does not include corporate overhead of $20.3M.

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DRAFT – CONFIDENTIAL

Martin Marietta Materials Inc. (NYSE: MLM)

Martin Marietta Materials, Inc. engages in the production and sale of aggregates for the construction industry in the United States, Canada, the Bahamas, and the Caribbean Islands. It operates in two segments, Aggregates and Specialty Products. The Aggregates segment mines, processes, and sells granite, limestone, sand, gravel, and other aggregate products for use in all sectors of the public infrastructure, commercial and residential construction industries, and miscellaneous uses, such as agriculture, railroad ballast, and chemical uses. It also involves in the asphalt, ready mixed concrete, and road paving operations. The Specialty Products segment manufactures and markets magnesia-based chemical products for industrial, agricultural, and environmental applications; and dolomitic lime for use primarily in the steel industry. Its products have various uses, including flame retardants, wastewater treatment, pulp and paper production, etc.

2006 Revenue[1] Break-Out


($ in millions)
Road Paving $17.7 / 1%
Specialty Products $150.7 / 8%
Asphalt $48.8 / 3%
Ready Mix Concrete $35.4 / 2%
Other $6.9 / 0%
Aggregates $1,683.4 / 86%

FY2006 Revenue[1] = $1,942.9M

Geographic Presence



Source: Martin Marietta Materials 2007 10-K.
[1] Revenues from external customers.

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DRAFT – CONFIDENTIAL

MDU Resources Group, Inc. (NYSE: MDU)

MDU Resources Group, Inc. operates as a natural resource company in the United States. Its Electric segment generates, transmits, and distributes electricity in MT, ND, SD and WY. The company's Natural Gas Distribution segment distributes natural gas in MT, ND, SD, WY, MN, OR and WA. Its Construction Services segment engages in electric line construction, pipeline construction, etc. The company's Pipeline and Energy Services segment provides natural gas transportation, storage, and gathering services. Its Natural Gas and Oil Production segment engages in the acquisition, exploration, development, and production of natural gas and oil. The company's Construction Materials and Contracting segment involves mining, processing, and selling construction aggregates, such as crushed stone, sand, gravel, and related construction materials, including ready-mixed concrete, cement, asphalt, and liquid asphalt. This segment also performs construction services.

Geographic Presence[1]


WA
OR
ID
MT
ND
MN
WY
IA
CA
TX
AK
HI

2006 Revenue[2] Break-Out


($ in millions)
Natural Gas & Oil Production $288.1 / 7%
Electric $193.4 / 5%
Construction Services $1,102.6 / 26%
Construction Materials & Contracting $1,761.5 / 40%
Pipeline & Energy Services $369.3 / 9%
Natural Gas Distribution $533.0 / 13%
2007 Revenue[1] = $4,247.9M

Source: MDU Resources 2007 10-K and Capital IQ
[1] Includes on locations related to construction materials and mining unit.
[2] Revenue from external customers.

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DRAFT – CONFIDENTIAL

Monarch Cement Co. (OTC BB: MCEM.OB)

The Monarch Cement Co. engages in the manufacture and sale of portland cement in the United States. Its products also include ready-mixed concrete, concrete products, and sundry building materials. The company's products are used in highway, bridge, and building construction. In addition, The Monarch Cement Company owns and operates quarries. It has operations in the State of Kansas, Iowa, southeast Nebraska, western Missouri, northwest Arkansas, and northern Oklahoma.

2006 Revenue[2] Break-Out

($ in millions)


ReadyMix
Concrete
$81.4 / 53%
Cement
$72.9 / 47%

2006 Revenue[2] = $154.2M

Geographic Presence[1]


NE
IA
KS
MO
OK
AR

2006 Operating Income[3] Break-Out

($ in millions)


ReadyMix
Concrete
($1.2) / (6.0)%
Cement
$21.0 / 106%

2006 EBIT[3] = $19.7M

Source: Monarch Cement Company 2006 Annual Report.
[1] Reflects physical locations, except for Oklahoma which is market served.
[2] Revenues from external customers.
[3] Reflect reductions associated for overhead.

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DRAFT – CONFIDENTIAL

Texas Industries Inc. (NYSE: TXI)

Texas Industries, Inc. engages in the supply of heavy building materials in the United States. It operates in three segments: Cement, Aggregates, and Consumer Products / Ready-Mix Concrete. The Cement segment produces and sells gray portland cement, as well as specialty cements, such as white portland, masonry, and oil well cements. The Aggregate segment produces and sells natural aggregates, including sand, gravel, and crushed limestone. It also offers specialty lightweight aggregates, such as shale and clay aggregates. The Consumer Products segment produces and sells ready-mix concrete, packaged concrete mix, mortar, sand, and related products. The company serves various end-use markets, such as public works, residential, commercial, retail, industrial and institutional construction, and energy markets primarily in Texas, Louisiana, Oklahoma, Arkansas Colorado, and California.

Geographic Presence


OK
AR
TX
LA

FY2007 Revenue[1] Break-Out

($ in millions)


Aggregates
$202.6 / 23%
Cement
$347.2 / 40%
Ready Mix
Concrete
$328.1 / 37%

FY2006 Revenue[1] = $877.8M

FY2007 Operating Income[2] Break-Out

($ in millions)


Aggregates
$31.3 / 15%
Ready Mix
Concrete
$9.8 / 5%
Cement
$172.3 / 80%

FY2006 Operating Income Contribution[2] = $213.4M

Source: Texas Industries FY2007 10-K (fiscal year ended May 31, 2007).
[1] Revenues from external customers.
[2] Does not reflect unallocated divisional overhead and other income, net of $11.7M and corporate overhead of $45.2M

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DRAFT – CONFIDENTIAL

Vulcan Materials Co. / Florida Rock Industries, Inc. (NYSE: VMC)

Vulcan Materials Co. produces construction aggregates and other construction materials in the United States and Mexico. Its construction aggregates include crushed stone, sand and gravel, rock asphalt, and recrushed asphalt and concrete, which are used in various constructions, including highway construction and maintenance, and production of asphaltic and portland cement concrete mixes, as well as used as railroad track ballast. The company also offers other products and services, including asphalt mix and related products, concrete, trucking services, and water transportation services. Vulcan Materials Co.'s customers include heavy construction and paving contractors; commercial building contractors; concrete products manufacturers; residential building contractors; state, county, and municipal governments; railroads; and electric utilities. It serves its customers by truck, rail, and water distribution networks

Estimated PF Revenue[2] Break-Out


($ in millions)
Cement & Calcium 4%
Other 4%
Asphalt 12%
Ready Mix Concrete & Other Concrete Products 22%
Aggregates 58%

Geographic Presence[1]


WI
PA
CA
IL
IN
VA
KY
MD
NC
AZ
TN
AR
SC
TX
LA
GA
FL

Source: Vulcan Materials 2006 10-K and Florida Rock FY 2007 10-K (fiscal year ended September 31, 2007).
[1] Pro-forma for merger with Florida Rock.
[2] Estimated pro-forma for the Florida Rock acquisition.

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Statement of Limiting Condition The content and analyses contained herein (the “Presentation”) are the property of Alvarez and Marsal — Corporate Finance (“A&M”) and may not be copied or distributed without the express consent of A&M. By your receipt and review of these materials, you agree to be bound by the terms of this Statement of Limiting Conditions. The financial information contained herein has been prepared by MVCO (“MVCO” or the “Company”) and A&M has relied on the accuracy thereof. Certain financial information is preliminary in nature and subject to adjustments. A&M makes no representations as to the accuracy or completeness of the financial information contained herein and expressly disclaims any liability associated therewith. As financial advisor to the Company, A&M has relied on the truth, accuracy and completeness of the representations of current management and counsel and disclaims all liability for any misrepresentation or omissions that may be contained herein based on such statements. Any analyses contained herein (as well as any suggestions or recommendations contained herein and / or derived from the content of this Presentation) are preliminary in nature and subject to reconsideration and modification. This Presentation shall in no way be considered a solicitation or recommendation to any party to participate or support a particular course of action or transaction. A&M makes no representation or guarantee that any strategic alternative in general or any transaction in particular is the best course of action for the Company or, if formulated, that the execution of any proposed strategic alternative will, if required, be accepted or approved by the Board of Directors or the Company’s stockholders and other constituents. Further A&M assumes no responsibility for the selection and approval of any strategic alternative presented to the Company and / or the Company’s Board of Directors, which determination shall rest with the Company and / or the Company’s Board of Directors. Material non-public and / or confidential information is contained in this Presentation (“Confidential Information”). Accordingly, any such Confidential Information obtained through your receipt of this Presentation, and any analyses of such information, is to be considered strictly confidential. Distribution of this document or disclosure of any Confidential Information set forth herein to any party other than the intended recipient of this Presentation is expressly prohibited without the prior written authorization of the Company and A&M.